UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2010 (September 28, 2010)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On September 28, 2010, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (hereinafter referred to as “we,” “us,” “our” or the “Registrant”), Behringer Harvard Multifamily OP I LP (“Behringer Harvard Multifamily OP”) terminated its agreement to purchase 75% of the membership interests in Aqua Rental LLC from unaffiliated sellers, Lakeshore Aqua Rental LLC and Magellan Aqua LLC pursuant to Behringer Harvard Multifamily OP’s right to terminate for any reason during the inspection period, as extended.  We previously described the agreement and underlying transaction under Item 1.01 in the Current Report on Form 8-K filed on September 9, 2010.

In conjunction with the termination of the agreement, the sellers will return to Behringer Harvard Multifamily OP all earnest money.  Neither Behringer Harvard Multifamily OP nor the sellers are required to pay any additional fees or penalties as a result of the termination.

Item 5.07               Submission of Matters to a Vote of Security Holders.

On September 28, 2010, we held our annual meeting of stockholders. A total of 45,622,794 shares of our common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 52.24% of the total number of shares entitled to vote at the meeting.

At the annual meeting, our stockholders elected the six nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
Robert M. Behringer	42,721,148	2,903,175
Robert S. Aisner	42,751,379	2,872,944
Sami S. Abbasi	42,667,214	2,957,109
Roger D. Bowler	42,735,530	2,888,792
Jonathan L. Kempner	42,668,498	2,955,824
E. Alan Patton	42,751,379	2,881,925

Item 8.01               Other Events.

On September 28, 2010, our board of directors authorized distributions payable to the stockholders of record each day for October 1, 2010 through December 31, 2010.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.0016438 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 6.0% annualized rate based on a purchase price of $10.00 per share.  A portion of each distribution may constitute a return of capital for tax purposes.  There is no assurance that we will continue to declare distributions or at this rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: September 30, 2010	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal